UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2023

Fresh Vine Wine, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 Wayzata Blvd. #1147

Minnetonka, MN 55305

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Settlement Agreement described in Item 8.01 of this report, Damian Novak, Executive Chairman and a member of the Board of Directors (the “Board”) of Fresh Vine Wine, Inc. (the “Company”), has agreed to resign as Executive Chairman and remove himself from his management duties with the Company by February 20, 2023, and further agreed to resign from the Board promptly following completion of pending capital raising efforts involving a contemplated subscription rights offering. A registration statement (Registration No. 333-269082) relating the contemplated rights offering has been filed with the Securities and Exchange Commission (“SEC”) but has not yet become effective, and the Company’s securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. There is no guaranty that the rights offering will ultimately be conducted or, if conducted, will be a successful means of raising capital.

Also pursuant to the Settlement Agreement, Rick Nechio, the Company’s interim Chief Executive Officer and a member of the Board, has agreed to resign from the Board by February 20, 2023. Mr. Nechio continues to serve as interim Chief Executive Officer of the Company while the Company continues to search for a permanent principal executive officer.

The agreements of Messrs. Novak and Nechio to resign from the Board were not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In conjunction with the Settlement Agreement, and as described in Item 8.01 of this report, the Company and Janelle Anderson, the Company’s former Chief Executive Officer, have agreed to enter into the Anderson Consulting Agreement, pursuant to which the Company has agreed to grant and issue to Ms. Anderson 500,000 shares of the Company’s common stock on the February 20, 2023 date of the Settlement Closing and contingent upon the occurrence thereof.

Item 8.01 Other Events.

Settlement of Litigation with Janelle Anderson

The Company has been a party to an action pending in Hennepin County District Court, captioned Janelle Anderson v. Fresh Vine Wine, Inc., Damian Novak, and Rick Nechio, Court File No. 27-CV-22-11491 (the “Lawsuit”), in which Ms. Anderson alleged, among other things, that the Company terminated her employment in retaliation for reports of alleged wrongdoing pursuant to the Minnesota Whistleblower Act. Defendants also included Damian Novak, Executive Chairman and a director of the Company, and Rick Nechio, interim Chief Executive Officer and a director of the Company.

On January 27, 2023, the Company entered into a Global Mutual Compromise, Release and Settlement Agreement (the “Settlement Agreement”) among Ms. Anderson and each of Messrs. Novak and Nechio. Pursuant to the Settlement Agreement, Ms. Anderson agreed to dismiss the Lawsuit with prejudice and to file with the court any and all documents necessary to effect such dismissal with prejudice within five business days after all settlement consideration has been actually received by her, and the parties agreed to general mutual releases. The Company also agreed to indemnify Ms. Anderson and hold her harmless against any liability, civil damages, penalties, or fines claimed against her for any of her actions done within the course and scope of her employment with the Company as required by Minn. Stat. §181.970, and under any applicable insurance policies, including but not limited to any directors and officers policies. The Settlement Agreement also contains a non-disparagement provision.

As consideration for Ms. Anderson’s dismissal and release, and provided that she does not revoke or rescind the Settlement Agreement within prescribed time periods, the Company agreed to make a cash payment to Ms. Anderson in the amount of $1,250,000, less certain attorney fees and relevant taxes and other withholdings, in a lump sum. This cash payment is in addition to $400,000 that the Company previously paid to Ms. Anderson in January 2023 in respect of 2022 bonus compensation earned by Ms. Anderson under her employment agreement while employed by the Company. Also as contemplated by the Settlement Agreement, the Company and Ms. Anderson have agreed to enter into a consulting agreement (the “Anderson Consulting Agreement”) pursuant to which Ms. Anderson will provide certain consulting services to the Company for a period of six months. As consideration for such services, the Company has agreed to grant and issue to Ms. Anderson 500,000 shares of the Company’s common stock (the “Anderson Consulting Shares”) from the Company’s 2021 Equity Incentive Plan (the “Anderson Consulting Share Grant”). The cash payment and the Anderson Consulting Share Grant will be made at the “closing” of the Settlement Agreement, which is scheduled to occur on February 20, 2023 (the “Settlement Closing”), subject to Ms. Anderson not revoking or rescinding the Settlement Agreement during the applicable revocation period.

Also pursuant to the Settlement Agreement, Damian Novak, Executive Chairman and a member of the Board, has agreed to resign as Executive Chairman and remove himself from his management duties with the Company by February 20, 2023, and has agreed to resign from the Board promptly following completion of certain pending Company capital raising efforts. In addition, Rick Nechio, the Company’s interim Chief Executive Officer and a member of the Board, has agreed to resign from the Board by February 20, 2023. The Settlement Agreement further provides that the Company will announce by the date of the Settlement Closing that it is searching for a permanent chief executive officer to replace Mr. Nechio, who has been serving as Chief Executive Officer in an interim capacity since June 2022. Following the Company’s appointment of a new chief Executive officer, the Company may elect to employ Mr. Nechio in an advisory capacity to aid in the transition of his management duties.

The parties to the Settlement Agreement also agreed to the substance of press releases/narratives, and agreed to the substance of a letter of reference to be exchanged at the Settlement Closing.

The foregoing summaries of the Settlement Agreement and the Anderson Consulting Agreement are qualified in all respects by the agreements themselves, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Founders’ Common Stock Forfeitures

In conjunction with entering into the Settlement Agreement, Rick Nechio and Damian Novak entered into Agreements to Forfeit Shares of Common Stock (the “Forfeiture Agreements”) pursuant to which each agreed to forfeit and transfer back to the Company without consideration 250,000 shares of common stock of the Company held by them (a total of 500,000 shares), to enable the Company to issue the Anderson Consulting Shares to Ms. Anderson without subjecting the Company’s other stockholders to dilution therefrom (the “Anderson Consulting-related Forfeitures”). The Anderson Consulting-related Forfeitures will be effective upon the February 20, 2023 Settlement Closing and contingent upon the occurrence thereof.

The foregoing summary of the Forfeiture Agreements with Messrs. Nechio and Novak are qualified in all respects by the form of the agreement itself, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Global Mutual Compromise, Release and Settlement Agreement dated January 27, 2023 among the Company, Janelle Anderson, Damian Novak and Rick Nechio
10.2	Consulting Agreement dated as of January 27, 2023 by and between by and between Fresh Vine Wine, Inc. and Janelle Anderson
10.3	Form of Agreement to Forfeit Shares of Common Stock dated January 27, 2023 by and between Fresh Vine Wine, Inc. and each of Damian Novak and Rick Nechio
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH VINE WINE, INC.

Date: January 27, 2023	By:	/s/ Rick Nechio
Rick Nechio
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Global Mutual Compromise, Release and Settlement Agreement dated January 27, 2023 among the Company, Janelle Anderson, Damian Novak and Rick Nechio
10.2	Consulting Agreement dated as of January 27, 2023 by and between by and between Fresh Vine Wine, Inc. and Janelle Anderson
10.3	Form of Agreement to Forfeit Shares of Common Stock dated January 27, 2023 by and between Fresh Vine Wine, Inc. and each of Damian Novak and Rick Nechio
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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